Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Jennifer Driscoll	Carla Burigatto
(856) 342-6081	(856) 342-3737
jennifer_driscoll@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS THIRD-QUARTER RESULTS

•	Sales Decreased 4 Percent, Organic Sales Decreased 1 Percent

•	Adjusted Earnings Before Interest and Taxes (EBIT) Decreased 2 Percent

•	Adjusted EPS from Continuing Operations of $0.62 Was Comparable to Prior Year

•	Gross Margin Percentage Increased Compared to Prior Year

•	Company Narrows Fiscal 2015 Guidance Ranges: Sales at Lower End of Existing Range, Adjusted EBIT and Adjusted EPS at Favorable End of Existing Range

CAMDEN, N.J., May 22, 2015-Campbell Soup Company (NYSE:CPB) today reported its results for the third quarter of fiscal 2015.

Continuing Operations	Three Months Ended			Nine Months Ended
($ in millions, except per share)
	May 3, 2015	April 27, 2014	% Change	May 3, 2015	April 27, 2014	% Change
Net Sales
As Reported (GAAP)	$1,900	$1,970	(4)%	$6,389	$6,416	—%
Organic			(1)%			1%
Earnings Before Interest and Taxes
As Reported (GAAP)	$287	$292	(2)%	$967	$958	1%
Adjusted	$305	$310	(2)%	$985	$1,022	(4)%
Diluted Earnings Per Share
As Reported (GAAP)	$0.58	$0.58	—%	$1.98	$1.90	4%
Adjusted	$0.62	$0.62	—%	$2.02	$2.04	(1)%

Note: A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

Denise Morrison, Campbell’s President and Chief Executive Officer, said, “In the third quarter, gross margin improved and adjusted EBIT and EPS were better than expected. Sales declined, primarily due to unfavorable currency and the impact of retailer inventory movements on our U.S. soup business.

“Our focus on gross margin performance began to pay dividends, as we expanded margins in a challenging environment. In addition to our productivity improvements and moderating inflation, we achieved net price realization by reducing promotional spending and taking pricing actions on the core businesses. We also made progress in addressing many of the supply chain issues we faced in the first half. Most importantly, several of our businesses delivered strong operating earnings, including the Bolthouse and Foodservice segment. I am especially satisfied with the top- and bottom-line results of our Global Baking and Snacking segment.

“In the quarter, we also made progress against our strategic enterprise redesign, including our cost reduction initiative. We believe that a strategy that focuses on driving growth, aggressively reducing costs and reinvesting a portion of the savings in the areas of our business with the greatest growth potential is the best way to create shareholder value over time."

Third-Quarter Results from Continuing Operations
Sales decreased 4 percent to $1.9 billion, primarily due to the negative impact of currency translation. Organic sales decreased 1 percent with lower volume, partly offset by lower promotional spending and higher selling prices.

Gross margin increased from 34.3 percent to 35.9 percent. Excluding items impacting comparability in the prior year, gross margin improved 0.7 percentage points. The increase in adjusted gross margin was due to productivity improvements, lower promotional spending and higher selling prices, partly offset by cost inflation and other supply chain costs.

Marketing and selling expenses decreased 2 percent to $213 million, primarily driven by the impact of currency translation and lower marketing overhead expenses, partly offset by increased advertising and consumer promotion expenses. Administrative expenses increased 5 percent to $141 million. Excluding $9 million of costs related to the implementation of the new organizational structure and cost reduction initiatives, adjusted administrative expenses decreased 1 percent to $132 million.

Adjusted EBIT decreased 2 percent to $305 million, reflecting the unfavorable impact of currency translation and higher marketing expenses on a constant currency basis, partly offset by a higher gross margin percentage.

Net interest expense decreased $2 million to $28 million, reflecting lower levels of debt. The tax rate decreased 0.5 percentage points to 29.7 percent. Excluding items impacting comparability, the adjusted tax rate decreased 0.4 percentage points to 30.3 percent.

Nine-Month Results from Continuing Operations
Sales of $6.389 billion were comparable to the prior year with volume gains and higher selling prices offset by the negative impact of currency translation and higher promotional spending. Organic sales increased 1 percent.

Adjusted EBIT decreased 4 percent to $985 million, reflecting a lower gross margin percentage and the unfavorable impact of currency translation, partly offset by the benefit of volume gains and lower marketing and administrative expenses.

Net interest expense decreased $11 million to $78 million, reflecting lower levels of debt. The tax rate decreased 2.1 percentage points to 29.9 percent. Excluding items impacting comparability, the adjusted tax rate decreased 1.2 percentage points to 30.1 percent. The decrease was primarily due to the favorable resolution of an intercompany pricing agreement between the U.S. and Canada.

Fiscal 2015 Guidance for Continuing Operations
Campbell now expects a year-over-year change in sales closer to the lower end of the previously announced range of -1 to +1 percent; a change in adjusted EBIT closer to the favorable end of the previously announced range of -7 to -5 percent; and a change in adjusted EPS closer to the favorable end of the previously announced range of -5 to -3 percent or $2.32 to $2.38 per share. This guidance includes an estimated 2-point negative impact from currency translation and is based on an adjusted 52-week 2014 base.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended May 3, 2015
($ in millions)
	U.S. Simple Meals	Global Baking and Snacking	International Simple Meals and Beverages	U.S. Beverages	Bolthouse and Foodservice	Total
Net Sales, as Reported	$630	$555	$175	$187	$353	$1,900

Volume and Mix	(9)%	1%	5%	(4)%	(3)%	(3)%
Price and Sales Allowances	2%	2%	1%	—%	—%	1%
Promotional Spending	1%	2%	—%	2%	2%	1%
Organic Net Sales	(6)%	5%	6%	(2)%	(1)%	(1)%
Currency	—%	(7)%	(12)%	—%	—%	(3)%
% Change vs. Prior Year	(6)%	(2)%	(6)%	(2)%	(1)%	(4)%

Segment Operating Earnings	$147	$80	$27	$34	$31
% Change vs. Prior Year	(16)%	18%	—%	17%	35%

Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

Nine Months Ended May 3, 2015
($ in millions)
	U.S. Simple Meals	Global Baking and Snacking	International Simple Meals and Beverages	U.S. Beverages	Bolthouse and Foodservice	Total
Net Sales, as Reported	$2,425	$1,822	$558	$524	$1,060	$6,389

Volume and Mix	—%	4%	3%	(3)%	1%	1%
Price and Sales Allowances	—%	1%	1%	1%	—%	1%
Promotional Spending	—%	(1)%	(1)%	(1)%	1%	(1)%
Organic Net Sales	—%	4%	3%	(3)%	2%	1%
Currency	—%	(4)%	(8)%	—%	—%	(2)%
Net Accounting	—%	—%	(1)%	—%	—%	—%
% Change vs. Prior Year	—%	1% *	(6)%	(3)%	1% *	-% *

Segment Operating Earnings	$559	$277	$69	$80	$79
% Change vs. Prior Year	(7)%	18%	(19)%	(5)%	(10)%

* Numbers do not add due to rounding
Note: A detailed reconciliation of the reported net sales to organic net sales is included at the end of this news release.

U.S. Simple Meals
Sales decreased 6 percent in the quarter to $630 million. U.S. soup sales decreased 10 percent driven by volume declines, partly offset by lower promotional spending and higher selling prices.

The volume declines were primarily driven by movements in retailer inventory levels. Sales decreased 4 percent in Campbell’s condensed soups, 18 percent in ready-to-serve soups and 13 percent in broth. Sales of other simple meals rose 2 percent in the quarter, driven by growth in Prego pasta sauces and Plum, partly offset by declines in Pace Mexican sauces.

Segment operating earnings decreased 16 percent to $147 million. Lower operating earnings reflected volume declines and a lower gross margin percentage, partly offset by lower marketing expenses.

Global Baking and Snacking
Sales decreased 2 percent in the quarter to $555 million including 7 points of pressure from currency translation. Excluding the negative impact of currency translation, Arnott’s sales increased driven by gains in Australia and Indonesia. Sales of Pepperidge Farm products increased as sales gains in fresh bakery products, crackers and cookies were partly offset by sales declines in frozen products.

Segment operating earnings increased 18 percent to $80 million. Higher operating earnings reflected a higher gross margin percentage, volume gains and lower administrative expenses, partly offset by higher marketing expenses and the negative impact of currency translation.

International Simple Meals and Beverages
Sales declined 6 percent in the quarter to $175 million. Excluding the 12-point negative impact of currency translation, sales gains in the Asia Pacific region and Canada were partly offset by declines in Latin America.

Segment operating earnings of $27 million were comparable to the prior year as volume gains, which generated double-digit earnings growth, were offset by the negative impact of currency translation.

U.S. Beverages
Sales decreased 2 percent in the quarter to $187 million. Declines in V8 V-Fusion beverages were partly offset by gains in V8 Splash beverages.

Segment operating earnings increased 17 percent to $34 million, primarily due to lower marketing expenses.

Bolthouse and Foodservice
Sales decreased 1 percent in the quarter to $353 million, reflecting volume declines in Bolthouse Farms carrots and natural ingredients.

Segment operating earnings increased 35 percent to $31 million, reflecting a higher gross margin percentage in the Bolthouse Farms refrigerated beverages and salad dressings operating segment.

Restructuring Initiatives
In the third quarter of fiscal 2015, the company incurred charges associated with its recently-announced initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company commenced a voluntary employee separation program and recorded pre-tax restructuring charges of $9 million related to the program for severance and benefits-related costs. The company also recorded pre-tax charges of $9 million in Unallocated corporate expenses related to the implementation of these initiatives. The aggregate after-tax impact of the restructuring charges and implementation costs was $11 million, or $.04 per share.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $23 million compared to $29 million a year ago. The current quarter included $9 million of costs related to the implementation of the new organizational structure and cost reduction initiatives. The prior-year quarter included a pension settlement charge of $18 million associated with a U.S. pension plan.

Cash Flow from Operations
Cash flow from operations for the first nine months was $971 million compared to $763 million a year ago, primarily due to lower working capital requirements, taxes paid in 2014 on the divestiture of the European simple meals business and lower pension contributions in 2015.

Non-GAAP Financial Information
A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Daylight Time. To join, dial +1 (703) 639-1316. The conference ID is 1654351. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, is available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Jun. 5, 2015, at +1 (703) 925-2533. The access code for the replay is 1654351.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” The company makes a range of products from high-quality soups and simple meals to snacks and healthy beverages. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories, and to what’s important today. Led by its iconic Campbell’s brand, the company’s portfolio includes Pepperidge Farm, Goldfish, Bolthouse Farms, V8, Swanson, Prego, Pace, Plum Organics, Arnott’s, Tim Tam, Royal Dansk and Kjeldsens. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2015, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage organizational change effectively; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products; (5) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (6) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of portfolio changes; (9) the uncertainties of litigation; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	May 3, 2015	April 27, 2014
Net sales	$1,900	$1,970
Costs and expenses
Cost of products sold	1,218	1,294
Marketing and selling expenses	213	217
Administrative expenses	141	134
Research and development expenses	29	30
Other expenses	3	2
Restructuring charges	9	1
Total costs and expenses	1,613	1,678
Earnings before interest and taxes	287	292
Interest, net	28	30
Earnings before taxes	259	262
Taxes on earnings	77	79
Earnings from continuing operations	182	183
Earnings from discontinued operations	—	—
Net earnings	182	183
Net loss attributable to noncontrolling interests	—	1
Net earnings attributable to Campbell Soup Company	$182	$184
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.59	$.59
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.59	$.59
Dividends	$.312	$.312
Weighted average shares outstanding - basic	311	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.58	$.58
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.58	$.58
Weighted average shares outstanding - assuming dilution	312	316

In the third quarter of fiscal 2015, the company incurred charges associated with its recently-announced initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company commenced a voluntary employee separation program and recorded pre-tax restructuring charges of $9 related to the program for severance and benefits-related costs. The company also incurred pre-tax charges of $9 recorded in Administrative expenses related to the implementation of the initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $11, or $.04 per share, on earnings from continuing operations.

In the third quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $18 ($11 after tax, or $.03 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	NINE MONTHS ENDED
	May 3, 2015	April 27, 2014
Net sales	$6,389	$6,416
Costs and expenses
Cost of products sold	4,196	4,149
Marketing and selling expenses	702	746
Administrative expenses	416	424
Research and development expenses	85	88
Other expenses	14	16
Restructuring charges	9	35
Total costs and expenses	5,422	5,458
Earnings before interest and taxes	967	958
Interest, net	78	89
Earnings before taxes	889	869
Taxes on earnings	266	278
Earnings from continuing operations	623	591
Earnings from discontinued operations	—	81
Net earnings	623	672
Net loss attributable to noncontrolling interests	—	9
Net earnings attributable to Campbell Soup Company	$623	$681
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.99	$1.91
Earnings from discontinued operations	—	.26
Net earnings attributable to Campbell Soup Company	$1.99	$2.17
Dividends	$.936	$.936
Weighted average shares outstanding - basic	313	314
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.98	$1.90
Earnings from discontinued operations	—	.26
Net earnings attributable to Campbell Soup Company	$1.98	$2.16
Weighted average shares outstanding - assuming dilution	314	316

In the third quarter of fiscal 2015, the company incurred charges associated with its recently-announced initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company commenced a voluntary employee separation program and recorded pre-tax restructuring charges of $9 related to the program for severance and benefits-related costs. The company also incurred pre-tax charges of $9 recorded in Administrative expenses related to the implementation of the initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $11, or $.04 per share, on earnings from continuing operations.
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In fiscal 2014, the company recorded pre-tax restructuring charges of $34 ($19 after tax, or $.06 per share, in earnings from continuing operations attributable to Campbell Soup Company) related to the initiatives.
In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $2 in Cost of products sold (aggregate impact of $2 after tax, or $.01 per share, on earnings from continuing operations) related to the initiatives.
In the third quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $18 ($11 after tax, or $.03 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 ($6 after tax, or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Other expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business. In fiscal 2014, the company recognized an after-tax gain of $72 ($.23 per share) in earnings from discontinued operations.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	THREE MONTHS ENDED
	May 3, 2015	April 27, 2014	Percent Change
Sales
Contributions:
U.S. Simple Meals	$630	$672	(6)%
Global Baking and Snacking	555	564	(2)%
International Simple Meals and Beverages	175	186	(6)%
U.S. Beverages	187	190	(2)%
Bolthouse and Foodservice	353	358	(1)%
Total sales	$1,900	$1,970	(4)%
Earnings
Contributions:
U.S. Simple Meals	$147	$175	(16)%
Global Baking and Snacking	80	68	18%
International Simple Meals and Beverages	27	27	—%
U.S. Beverages	34	29	17%
Bolthouse and Foodservice	31	23	35%
Total operating earnings	319	322	(1)%
Unallocated corporate expenses	23	29
Restructuring charges	9	1
Earnings before interest and taxes	287	292	(2)%
Interest, net	28	30
Taxes on earnings	77	79
Earnings from continuing operations	182	183
Earnings from discontinued operations	—	—
Net earnings	182	183	(1)%
Net loss attributable to noncontrolling interests	—	1
Net earnings attributable to Campbell Soup Company	$182	$184	(1)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.58	$.58
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.58	$.58	—%

In the third quarter of fiscal 2015, the company incurred charges associated with its recently-announced initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company commenced a voluntary employee separation program and recorded pre-tax restructuring charges of $9 related to the program for severance and benefits-related costs. The company also incurred pre-tax charges of $9 recorded in Unallocated corporate expenses related to the implementation of the initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $11, or $.04 per share, on earnings from continuing operations.

In the third quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Unallocated corporate expenses of $18 ($11 after tax, or $.03 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	NINE MONTHS ENDED
	May 3, 2015	April 27, 2014	Percent Change
Sales
Contributions:
U.S. Simple Meals	$2,425	$2,426	—%
Global Baking and Snacking	1,822	1,812	1%
International Simple Meals and Beverages	558	592	(6)%
U.S. Beverages	524	539	(3)%
Bolthouse and Foodservice	1,060	1,047	1%
Total sales	$6,389	$6,416	—%
Earnings
Contributions:
U.S. Simple Meals	$559	$600	(7)%
Global Baking and Snacking	277	234	18%
International Simple Meals and Beverages	69	85	(19)%
U.S. Beverages	80	84	(5)%
Bolthouse and Foodservice	79	88	(10)%
Total operating earnings	1,064	1,091	(2)%
Unallocated corporate expenses	88	98
Restructuring charges	9	35
Earnings before interest and taxes	967	958	1%
Interest, net	78	89
Taxes on earnings	266	278
Earnings from continuing operations	623	591
Earnings from discontinued operations	—	81
Net earnings	623	672	(7)%
Net loss attributable to noncontrolling interests	—	9
Net earnings attributable to Campbell Soup Company	$623	$681	(9)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.98	$1.90
Earnings from discontinued operations	—	.26
Net earnings attributable to Campbell Soup Company	$1.98	$2.16	(8)%

In the third quarter of fiscal 2015, the company incurred charges associated with its recently-announced initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company commenced a voluntary employee separation program and recorded pre-tax restructuring charges of $9 related to the program for severance and benefits-related costs. The company also incurred pre-tax charges of $9 recorded in Unallocated corporate expenses related to the implementation of the initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $11, or $.04 per share, on earnings from continuing operations.
In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In fiscal 2014, the company recorded pre-tax restructuring charges of $34 ($19 after tax, or $.06 per share, in earnings from continuing operations attributable to Campbell Soup Company) related to the initiatives.

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 and restructuring-related costs of $2 in Unallocated corporate expenses (aggregate impact of $2 after tax, or $.01 per share, on earnings from continuing operations) related to the initiatives.
In the third quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Unallocated corporate expenses of $18 ($11 after tax, or $.03 per share, in earnings from continuing operations) associated with a U.S. pension plan. The settlement resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California.
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 ($6 after tax, or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in Unallocated corporate expenses in earnings from continuing operations. In addition, the company recorded tax expense of $7 ($.02 per share) in earnings from continuing operations associated with the sale of the business. In fiscal 2014, the company recognized an after-tax gain of $72 ($.23 per share) in earnings from discontinued operations.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	May 3, 2015	April 27, 2014
Current assets	$1,902	$1,947
Plant assets, net	2,292	2,263
Intangible assets, net	3,414	3,616
Other assets	151	138
Total assets	$7,759	$7,964
Current liabilities	$2,323	$2,817
Long-term debt	2,553	2,247
Other liabilities	1,298	1,309
Total equity	1,585	1,591
Total liabilities and equity	$7,759	$7,964
Total debt	$3,785	$3,909
Cash and cash equivalents	$230	$222

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	NINE MONTHS ENDED
	May 3, 2015	April 27, 2014
Cash flows from operating activities:
Net earnings	$623	$672
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	9	35
Stock-based compensation	46	46
Depreciation and amortization	223	222
Deferred income taxes	12	20
Gain on sale of business	—	(141)
Other, net	69	90
Changes in working capital
Accounts receivable	19	(55)
Inventories	108	104
Prepaid assets	11	(25)
Accounts payable and accrued liabilities	(112)	(110)
Pension fund contributions	(3)	(45)
Receipts from (payments of) hedging activities	11	(6)
Other	(45)	(44)
Net cash provided by operating activities	971	763
Cash flows from investing activities:
Purchases of plant assets	(242)	(198)
Sales of plant assets	9	19
Business acquired, net of cash acquired	—	(329)
Sale of business, net of cash divested	—	520
Other, net	(7)	(1)
Net cash provided by (used in) investing activities	(240)	11
Cash flows from financing activities:
Net short-term borrowings	(233)	(303)
Long-term borrowings	300	—
Repayments of notes payable	(300)	(300)
Dividends paid	(297)	(293)
Treasury stock purchases	(192)	(76)
Treasury stock issuances	9	14
Excess tax benefits on stock-based compensation	5	11
Contribution from noncontrolling interest	—	5
Other, net	(3)	—
Net cash used in financing activities	(711)	(942)
Effect of exchange rate changes on cash	(22)	(11)
Net change in cash and cash equivalents	(2)	(179)
Cash and cash equivalents continuing operations — beginning of period	232	333
Cash and cash equivalents discontinued operations — beginning of period	—	68
Cash and cash equivalents discontinued operations — end of period	—	—
Cash and cash equivalents continuing operations — end of period	$230	$222

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended May 3, 2015
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.
Organic Net Sales
Organic net sales exclude the impact of acquisitions, currency and presenting revenue on a net basis in connection with a new business model in Mexico in fiscal 2014. The company believes that organic net sales improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	May 3, 2015			April 27, 2014	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$630	$—	$630	$672	(6)%	(6)%
Global Baking and Snacking	555	37	592	564	(2)%	5%
International Simple Meals and Beverages	175	22	197	186	(6)%	6%
U.S. Beverages	187	—	187	190	(2)%	(2)%
Bolthouse and Foodservice	353	1	354	358	(1)%	(1)%
Total Net Sales	$1,900	$60	$1,960	$1,970	(4)%	(1)%

Year-to-date
	May 3, 2015					April 27, 2014	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Impact of Acquisitions	Impact of Net Accounting	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
U.S. Simple Meals	$2,425	$—	$—	$—	$2,425	$2,426	—%	—%
Global Baking and Snacking	1,822	68	(7)	—	1,883	1,812	1%	4%
International Simple Meals and Beverages	558	46	—	4	608	592	(6)%	3%
U.S. Beverages	524	—	—	—	524	539	(3)%	(3)%
Bolthouse and Foodservice	1,060	4	—	—	1,064	1,047	1%	2%
Total Net Sales	$6,389	$118	$(7)	$4	$6,504	$6,416	—%	1%

Items Impacting Gross Margin and Earnings
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its gross margin and earnings results excluding these transactions.

The following items impacted gross margin and/or earnings:

(1)
In the third quarter of fiscal 2015, the company incurred charges associated with its recently-announced initiatives to implement a new enterprise design that better aligns with its strategy, to reduce costs and to streamline its organizational structure. The company commenced a voluntary employee separation program and recorded pre-tax restructuring charges of $9 million related to the program for severance and benefits-related costs. The company also incurred pre-tax charges of $9 million recorded in Administrative expenses related to the implementation of the initiatives. The aggregate after-tax impact of restructuring charges and implementation costs was $11 million, or $.04 per share, on earnings from continuing operations.

In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. The year-to-date 2014 impact was pre-tax restructuring charges of $34 million ($19 million after tax, or $.06 per share, in earnings from continuing operations attributable to Campbell Soup Company). For the year ended August 3, 2014, the company recorded pre-tax restructuring charges of $54 million ($33 million after tax, or $.10 per share, in earnings from continuing operations attributable to Campbell Soup Company).

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. The year-to-date 2014 impact was pre-tax restructuring charges of $1 million and restructuring-related costs of $2 million in Cost of products sold (aggregate impact of $2 million after tax, or $.01 per share, on earnings from continuing operations). For the year ended August 3, 2014, the company recorded pre-tax restructuring charges of $1 million and restructuring-related costs of $3 million in Cost of products sold (aggregate impact of $3 million after tax, or $.01 per share, on earnings from continuing operations).

(2)
In fiscal 2014, the company recognized pension settlement charges associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan's assets in 2014, primarily due to the closure of the facility in Sacramento, California. In the third quarter of fiscal 2014, the company recognized a pre-tax pension settlement charge in Cost of products sold of $18 million ($11 million after tax, or $.03 per share, in earnings from continuing operations). In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 million ($14 million after tax, or $.04 per share, in earnings from continuing operations).

(3)
On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 million ($6 million after tax, or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in earnings from continuing operations. In addition, the company recorded tax expense of $7 million ($.02 per share) in earnings from continuing operations associated with the sale. In fiscal 2014, the company recognized an after-tax gain of $72 million ($.23 per share) in earnings from discontinued operations.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

	Three Months Ended
(millions, except per share amounts)	May 3, 2015	April 27, 2014	Percent Change
Gross margin, as reported	$682	$676
Add: Pension settlement charge (2)	—	18
Adjusted Gross margin	$682	$694	(2)%
Adjusted Gross margin percentage	35.9%	35.2%
Earnings before interest and taxes, as reported	$287	$292
Add: Restructuring charges and implementation costs (1)	18	—
Add: Pension settlement charge (2)	—	18
Adjusted Earnings before interest and taxes	$305	$310	(2)%
Interest, net, as reported	$28	$30
Adjusted Earnings before taxes	$277	$280
Taxes on earnings, as reported	$77	$79
Add: Tax benefit from restructuring charges and implementation costs (1)	7	—
Add: Tax benefit from pension settlement charge (2)	—	$7
Adjusted Taxes on earnings	$84	$86
Adjusted effective income tax rate	30.3%	30.7%
Earnings from continuing operations, as reported	$182	$183
Deduct: Net loss from noncontrolling interests	—	(1)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$182	$184
Add: Net adjustment from restructuring charges and implementation costs (1)	11	—
Add: Net adjustment from pension settlement charge (2)	—	11
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$193	$195	(1)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$.58	$.58
Add: Net adjustment from restructuring charges and implementation costs (1)	.04	—
Add: Net adjustment from pension settlement charge (2)	—	.03
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.62	$.62	—%
*The sum of the individual per share amounts may not add due to rounding.

	Year-to-Date
(millions, except per share amounts)	May 3, 2015	April 27, 2014	Percent Change
Gross margin, as reported	$2,193	$2,267
Add: Restructuring-related costs (1)	—	2
Add: Pension settlement charge (2)	—	18
Adjusted Gross margin	$2,193	$2,287	(4)%
Adjusted Gross margin percentage	34.3%	35.6%
Earnings before interest and taxes, as reported	$967	$958
Add: Restructuring charges and related costs/implementation costs (1)	18	37
Add: Pension settlement charge (2)	—	18
Add: Loss on foreign exchange forward contracts (3)	—	9
Adjusted Earnings before interest and taxes	$985	$1,022	(4)%
Interest, net, as reported	$78	$89
Adjusted Earnings before taxes	$907	$933
Taxes on earnings, as reported	$266	$278
Add: Tax benefit from restructuring charges and related costs/implementation costs (1)	7	11
Add: Tax benefit from pension settlement charge (2)	—	7
Add: Tax benefit from loss on foreign exchange forward contracts (3)	—	3
Deduct: Tax expense associated with sale of European business (3)	—	(7)
Adjusted Taxes on earnings	$273	$292
Adjusted effective income tax rate	30.1%	31.3%
Earnings from continuing operations, as reported	$623	$591
Deduct: Net loss from noncontrolling interests	—	(9)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$623	$600
Add: Net adjustment from restructuring charges and related costs/implementation costs (1)	11	26
Deduct: Restructuring charges attributable to noncontrolling interest (1)	—	(5)
Add: Net adjustment from pension settlement charge (2)	—	11
Add: Net adjustment from loss on foreign exchange forward contracts (3)	—	6
Add: Tax expense associated with sale of European business (3)	—	7
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$634	$645	(2)%
Earnings from discontinued operations, as reported	$—	$81
Deduct: Gain on sale of European business (3)	—	(72)
Adjusted Earnings from discontinued operations	$—	$9
Adjusted Net earnings attributable to Campbell Soup Company	$634	$654	(3)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$1.98	$1.90
Add: Net adjustment from restructuring charges and related costs/implementation costs attributable to Campbell Soup Company (1)	.04	.07
Add: Net adjustment from pension settlement charge (2)	—	.03
Add: Net adjustment from loss on foreign exchange forward contracts (3)	—	.02
Add: Tax expense associated with sale of European business (3)	—	.02
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.02	$2.04	(1)%
Diluted earnings per share - discontinued operations, as reported	$—	$.26

Deduct: Gain on sale of European business (3)	—	(.23)
Adjusted Diluted earnings per share - discontinued operations	$—	$.03
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$1.98	$2.16
Add: Net adjustment from restructuring charges and related costs/implementation costs attributable to Campbell Soup Company (1)	.04	.07
Add: Net adjustment from pension settlement charge (2)	—	.03
Add: Net adjustment from loss on foreign exchange forward contracts (3)	—	.02
Add: Tax expense associated with sale of European business (3)	—	.02
Deduct: Gain on sale of European business (3)	—	(.23)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$2.02	$2.07	(2)%

Year Ended
(millions, except per share amounts)	August 3, 2014
Gross margin, as reported	$2,898
Add: Restructuring-related costs (1)	3
Add: Pension settlement charges (2)	22
Adjusted Gross margin	$2,923
Adjusted Gross margin percentage	35.4%
Earnings before interest and taxes, as reported	$1,192
Add: Restructuring charges and related costs (1)	58
Add: Pension settlement charges (2)	22
Add: Loss on foreign exchange forward contracts (3)	9
Adjusted Earnings before interest and taxes	$1,281
Interest, net, as reported	$119
Adjusted Earnings before taxes	$1,162
Taxes on earnings, as reported	$347
Add: Tax benefit from restructuring charges and related costs (1)	17
Add: Tax benefit from pension settlement charges (2)	8
Add: Tax benefit from loss on foreign exchange forward contracts (3)	3
Deduct: Tax expense associated with sale of European business (3)	(7)
Adjusted Taxes on earnings	$368
Adjusted effective income tax rate	31.7%
Earnings from continuing operations, as reported	$726
Deduct: Net loss from noncontrolling interests	(11)
Earnings from continuing operations attributable to Campbell Soup Company, as reported	$737
Add: Net adjustment from restructuring charges and related costs (1)	41
Deduct: Restructuring charges attributable to noncontrolling interest (1)	(5)
Add: Net adjustment from pension settlement charges (2)	14
Add: Net adjustment from loss on foreign exchange forward contracts (3)	6
Add: Tax expense associated with sale of European business (3)	7
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800
Earnings from discontinued operations, as reported	$81
Deduct: Gain on sale of European business (3)	(72)
Adjusted Earnings from discontinued operations	$9
Adjusted Net earnings attributable to Campbell Soup Company	$809
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$2.33
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11
Add: Net adjustment from pension settlement charges (2)	.04
Add: Net adjustment from loss on foreign exchange forward contracts (3)	.02
Add: Tax expense associated with sale of European business (3)	.02
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.53
Diluted earnings per share - discontinued operations, as reported	$.26
Deduct: Gain on sale of European business (3)	(.23)
Adjusted Diluted earnings per share - discontinued operations	$.03

Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.59
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11
Add: Net adjustment from pension settlement charges (2)	.04
Add: Net adjustment from loss on foreign exchange forward contracts (3)	.02
Add: Tax expense associated with sale of European business (3)	.02
Deduct: Gain on sale of European business (3)	(.23)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.56
*The sum of the individual per share amounts may not add due to rounding.

Adjusted Base for Fiscal 2015 Guidance
The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. The previous tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items. Fiscal 2014 included 53 weeks. Consequently, the company believes that investors may be able to better understand its fiscal 2015 performance excluding certain transactions and the estimated impact of the 53rd week. In establishing guidance for fiscal 2015, the adjusted fiscal 2014 results are revised to exclude the estimated impact of the 53rd week below:

Year Ended
(millions, except per share amounts)	August 3, 2014
Net sales, as reported	$8,268
Deduct: Impact of 53rd week	(129)
Adjusted Net sales base	$8,139

Adjusted Earnings before interest and taxes	$1,281
Deduct: Impact of 53rd week	(37)
Adjusted Earnings before interest and taxes base	$1,244

Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800
Deduct: Impact of 53rd week	(25)
Adjusted Earnings from continuing operations attributable to Campbell Soup Company base	$775

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.53
Deduct: Impact of 53rd week	(.08)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company base	$2.45